THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

OMNIALUO, INC.

WARRANT TO PURCHASE
COMMON STOCK

This certifies that ______, ___________ and existing under the laws of _______ or any of its assigns (collectively the “Holders”), for value received, are collectively amongst themselves entitled to purchase from Wentworth II, Inc., a Delaware corporation (the “Company”) which will change its name to OmniaLuo, Inc., having an address for receipt of notices under this Warrant at Room 101, Building E6, Huaqiaocheng, East Industrial Park, Nanshan District, Shenzhen, 518053, The People’s Republic of China, up to __________ fully-paid shares of common stock, $0.01 par value per share (the “Common Stock”) of the Company (the “Warrant Shares”), at an exercise price equal to $1.25 per share (as adjusted from time to time as provided in Section 3 hereof, the “Exercise Price”) at any time or from time to time commencing from the date of the initiation of quotation of the Common Stock on the OTC Bulletin Board or listing of the Common Stock on NASDAQ (the first such event being referred to herein as the “Listing”), up to and including 5:00 p.m. (New York time) on a business day that is two (2) years after the Listing; such day being referred to herein as the “Expiration Date”, upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holders in writing) of this Warrant properly endorsed with the Form of Exercise attached hereto duly filled in and signed and, if applicable, upon payment in cash, by wire transfer or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Company shall deliver notice of the Listing to the Holders at least 30 days prior to its initiation. The Exercise Price and the number of Warrant Shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. The result of the number of Warrant Shares purchasable hereunder at any time multiplied by the Exercise Price in effect at such time is hereinafter referred to as the “Exercise Consideration.”

This Warrant is subject to the following terms and conditions:

1. EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. This Warrant is exercisable at the option of the Holders of record hereof, acting collectively, at any time or from time to time, up to the Expiration Date for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder. Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holders hereof are entitled upon such exercise, shall be delivered to the Holders hereof by the Company at the Company’s expense immediately but no later than within three (3) business days after the rights represented by this Warrant have been so exercised. Each share certificate so delivered shall be in such denominations of Warrant Shares as may be requested by the Holders hereof and shall be registered in the name of such Holders.

2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and free from all pre-emptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of authorized but unissued shares of Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange upon which the Common Stock may be listed.

3. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Exercise Price, the Holders of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by dividing the Exercise Consideration by the Exercise Price resulting from such adjustment.

3.1 Subdivision or Combination of Share Capital. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. If any recapitalization, reclassification or reorganization of the share capital of the Company (other than by way of subdivision or combination) shall be effected in such a way that holders of shares Common Stock shall be entitled to receive shares, securities, or other assets or property (a “Reorganization”), then, as a condition of such Reorganization, lawful and adequate provisions shall be made by the Company whereby the Holders hereof shall thereafter have the right to purchase and receive (in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any Reorganization, appropriate provision shall be made by the Company with respect to the rights and interests of the Holders of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter by applicable, in relation to any shares, securities or assets thereafter deliverable upon the exercise hereof.

3.2 Consolidation, Merger or Sale. If any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive shares, securities, or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holders hereof shall thereafter have the right to purchase and receive (in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby; provided, however, that in the event the value of the shares, securities or other assets or property (determined in good faith by the Board of Directors of the Company) issuable or payable with respect to one share of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby is in excess of the Exercise Price hereof effective at the time of a merger and securities received in such reorganization, then the Exercise Price shall be adjusted to reflect the new increased share value unless this Warrant is exercised prior to such Organic Change. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holders of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holders of Warrants to purchase Common Stock then outstanding, executed and mailed or delivered to the registered Holders hereof at the last address of such Holders appearing on the books of the Company, the obligation to deliver to such Holders such shares, securities or assets as, in accordance with the foregoing provisions, such Holders may be entitled to purchase.

3.3 Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holders of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holders of the Warrant upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

3.4 Notices of Change.

(a) Immediately upon i) any adjustment in the number or class of shares subject to this Warrant and of the Exercise Price or ii) in the event any of the conditions in Clause 3.2 should become applicable, the Company shall give written notice thereof to the Holders, setting forth in reasonable detail and certifying the calculation of such adjustment.

(b) The Company shall give written notice to the Holders at least 10 business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

(c) The Company shall also give written notice to the Holders at least 30 business days prior to the date on which an Organic Change shall take place.

4. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OR LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holders hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such Holders for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

5. WARRANTS TRANSFERABLE. This Warrant may be freely transferred without prior notice and without the prior written consent of the Company, subject to compliance with applicable United States and other jurisdiction’s securities laws.

6. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the holders of this Warrant and of the holder of Warrant Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

7. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

8. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

9. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. All of the obligations of the Company relating to the Warrant Shares issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

10. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall in all respects be construed and enforced in accordance with and governed by the laws of the State of New York.

11. LOST WARRANTS. The Company represents and warrants to the Holders hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

12. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Exercise Price.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of this ___ day of October 2007.

WENTWORTH II, INC.

By:

Title:

FORM OF EXERCISE
(To be signed only upon exercise of the Warrant)

Date: ________________

TO: WENTWORTH II, INC.

The undersigned hereby elect to exercise the warrant issued to them by Wentworth II, Inc., a Delaware corporation (the “Company”) which will change its name to OmniaLuo, Inc., and dated as of October_, 2007 (the “Warrant”) and to collectively purchase thereunder _______________________________ shares of Common Stock of the Company (the “Shares”) at a purchase price of USD $1.25 per Share or an aggregate purchase price of USD _________________________________________________ (US$ ) (the “Purchase Price”).

Pursuant to the terms of the Warrant the undersigned have delivered the Purchase Price herewith in full in cash or by certified check or wire transfer.

Very truly yours,

By:

Title:

By:

Title: